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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

AGREEMENT dated the 12 day of Nov, 1998, between United States
Telecommunications, Inc., a Delaware corporation with an office at 5251 110th Avenue North, Suite 118, Clearwater, Florida 33760 (the "Company"), and Robin Caldwell, residing at 1522 Gulf Blvd., Indian Rock Beach, Florida 33785 (the "Employee").


                                  WITNESSETH:

WHEREAS, the Company desires to employ the Employee and the Employee is willing to accept such employment, all on the terms hereinafter set forth;

NOW, THEREFORE, the parties agree as follows:

1. EMPLOYMENT. The Company hereby employs the Employee as its Business Coordinating Specialist on the terms hereinafter set forth for a period of five (5) years from the date of this Agreement, and the Employee hereby accepts such employment.

2. DUTIES. The Employee will render services in such executive, supervisory and general administrative capacities as the Board of Directors of the Company shall from time to time reasonably determine. Without limiting the foregoing, the Employee will serve as the Company's Business Coordinating Specialist; shall oversee the Company's compliance with tax laws; shall oversee the Company's Human Resource Department; and shall perform various banking functions. The office of the Company located at 5251 110th Avenue North, Suite 118, Clearwater, Florida 33760 ("Company's Base") will constitute the Employee's base of operations. The Employee, though, will primarily perform her work from her home office in Florida, and work at the Company Base when necessary to complete her duties. The Employee may render services away from this area on a temporary basis and travel wherever the Company may reasonably require. In connection with all such trips, the Employee will be advanced or reimbursed for all reasonable travel and living expenses provided the Employee submits appropriate documentation for such expenses satisfactory to the Company. The Employee will be entitled to first class travel and hotel accommodations.

3. EXCLUSIVITY. During her employment with the Company the Employee will not (i) act for her own account in any manner which is competitive with any of the business of the Company or which would interfere with the performance of her duties under this Agreement. Notwithstanding the foregoing, the Employee may own equity securities of any company engaged in securities exchange or regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association.

4.       COMPENSATION.

         4.1 Salary. During the first year of her employment, the Company will pay the Employee a salary at the rate of $100,000 per year in equal, weekly installments. Thereafter the Company shall raise the Employee's salary by six percent (6%)
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                  annually on the month and date on which this Agreement was signed provided Employee's performance remains satisfactory, and also provided that the Company's business performance allows for salary raises. The Employee will not be entitled to overtime or other additional compensation as a result of services performed during evenings, weekends, holidays or at other times.

         4.2 Deductions. The Company will deduct and withhold from any compensation payable to the Employee under this Agreement such amounts as the Company is required to deduct and withhold by law. The Company may also deduct and withhold from any such compensation, to the extent permitted by law, such amounts as the Employee may owe to the Company and any other amounts requested by Employee for withholding.

5. Expenses. The Company will reimburse the Employee for all proper, normal and reasonable expenses incurred by the Employee in performing her obligations under this Agreement upon the Employee's furnishing the Company with satisfactory evidence of such expenditures. The Employee will not incur any unusual or major expenditures without the Company's prior written approval. Without limiting the foregoing, the Employee will not, without the Company's prior written approval, incur any travel expenses (including the cost of transportation, meals and lodging) in excess of $1,000 in the aggregate for any one trip.

6.       Benefits.

         6.1 The Company and the Employee agree that the Employee will be responsible for the cost of Employee's medical, hospital, dental, or disability insurance, and that the Company shall not be responsible for procuring or paying for any such coverage. The Employee shall be permitted to participate in any group medical, hospital, dental or disability insurance plan in which the Company participates or makes available to its employees. The Company and the Employee agree that the Company shall not be responsible for the cost of an automobile to enable the Employee to perform her duties under this agreement, nor shall the Company be responsible for the costs of insuring, maintaining, repairing or operating such automobile. The Company and the Employee acknowledge that all of the expenses represented in this Section 6.1 were contemplated by, and included in, Employee's annual salary set forth in Section 4.1 above.

         6.2 The Employee will be entitled to 20 days paid vacation during each calendar year (January 1 to December 31) in addition to any paid holidays which the Company observes. In addition, the Employee shall be entitled to fourteen (14) days paid sick leave. Vacation and sick leave must be used during each calendar year; if it is not used, it will be forfeited. No payment will be made for unused vacation or sick leave time.


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         6.3      The Employee's salary and other rights and benefits under
                  this Agreement will not be suspended or terminated because the Employee is absent from work due to illness, accident or other disability, provided that such absence is deemed medically necessary as set forth under Section 7 below. The provisions of this Section 6.3 will not limit or affect the rights of the Company under Section 7.

7.       TERMINATION.

         7.1 Death. This Agreement shall automatically terminate upon the death of the Employee, and all monetary obligations of Company to Employee as set forth herein (including Employee's salary set forth in Section 4.1 above and reimbursement for expenses as set forth in Section 5 above) shall be prorated to the date of death and paid to Employee's estate.

         7.2 Disability. If the Employee is unable to perform substantially all of her duties under this Agreement because of illness, accident or other disability (collectively referred to as "Disability"), and the Disability continues for more than three (3) consecutive months or an aggregate of more than six (6) months during any twelve (12) month period, then the Company may cause the Employee to be examined by a doctor or doctors selected by the Company, and the Employee will submit to all required examinations and will cooperate fully with such doctor or doctors and, if requested to do so, will make available to them her medical records. The Employee's own doctor may be present.

                  (i) If the examining doctor or doctors and the Employee's own doctor determine that the Employee's absence from work is medically necessary, the Company will not suspend its obligations to the Employee under this Agreement.

                  (ii) If the examining doctor or doctors and the Employee's own doctor determine that the Employee's absence from work is not medically necessary, the Company may suspend its obligations to the Employee under Sections 4.1, 4.2 and 5 on or after the expiration of said 3- or 6-month period until the Company terminates such suspension as hereinafter provided. The Company will terminate any such suspension after the Disability has, in fact, ended and after it has received written notice from the Employee that the Disability has ended and that she is ready, willing and able to perform fully her services under this Agreement. Termination of such suspension will be no later than one week after the Company has received such notice from the Employee. If any one or more periods of suspension continue pursuant to the provisions of this Section for 3 consecutive months or 6 months in the aggregate, then the Company may at any time prior to termination of the then current period of suspension, terminate the Employee's employment hereunder.

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                  (iii)    If the examining doctor or doctors and the
                           Employee's doctor do not agree as to whether the Employee's absence from work is medically necessary, they shall consult with a third doctor whom they choose by agreement, and whose determination as to the medical necessity of Employee's absence shall be final.

         7.3 Additional Grounds for and Methods of Termination. In addition to the methods of termination set forth in Sections
                  7.1 and 7.2 above, this Agreement may be terminated before its normal expiration date by any of the following methods:

                  (i) By Employee upon the giving of sixty (60) days written notice to Company;

                  (ii) By Company giving written notice to Employee for cause, which said cause shall be limited to (a) Employee's habitual intoxication or drug addiction;
                           (b) Employee's being finally convicted of a felony involving moral turpitude; (iii) a final adjudication by a Court of competent jurisdiction of Employee being mentally "incapacitated," as that term is defined in accordance with the statutes or case law of the State of Florida; or (d) Employee's substantial and material breach of any of the terms of this Agreement including but not limited to failure to improve poor performance or repeated failure to satisfy company expectations.

         7.4 Severance. If this Agreement is terminated pursuant to Sections 7.1, 7.2 or 7.3, Employee shall only be entitled to payment of any accrued salary and outstanding expense reimbursement. If this Agreement is terminated for any other reason, the Company shall pay as severance to the Employee the compensation to which Employee would be entitled pursuant to this Agreement had the Agreement not been terminated.

8.       RESULTS OF THE EMPLOYEE'S SERVICES.

         8.1 The Company will be entitled to and will own all the results and proceeds of the Employee's services under this Agreement, including, without limitation, all rights throughout the world to any copyright, patent, trademark or other right and to all ideas, inventions, products, programs, procedures, formats and other materials of any kind created or developed or worked on by the Employee during and as a result of her employment by the Company; the same shall be the sole and exclusive property of the Company; and the Employee will not have any right, title or interest of any nature or kind therein. Without limiting the foregoing, it will be presumed that any copyright, patent, trademark or other right and any idea, invention, product, program, procedure, format or material created, developed or worked on by the Employee at any time during the term of, and as a result of, her employment will be a result or proceed of the Employee's services under this Agreement. The Employee will take such action and execute such documents as

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                  the Company may request to warrant and confirm the Company's title to ownership of all such results and proceeds and to transfer and assign to the Company any rights which the Employee may have therein. The Employee's right to any compensation or other amounts under this Agreement will not constitute a lien on any results or proceeds of the Employee's services under this Agreement.

         8.2 The Employee acknowledges that the violation of any of the provisions of Section 8.1 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Company will be entitled to injunctive and other equitable relief to enforce the provisions of that Section; but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

9. USE OF EMPLOYEE'S NAME, ETC. The Company is hereby granted the sole and exclusive right during the term of her employment to make use of and to permit others to make use of the Employee's name, pictures, photographs, and other likenesses, and voice, in connection with the advertising, publicity and exploitation of any products, or in connection with the use or implementation of any of the Employee's services hereunder or the proceeds thereof. This right shall cease after termination of this Agreement by either party. In no event, however, shall the Employee, directly or indirectly, be represented as endorsing any product of commodity without the Employee's written consent.

10. UNIQUENESS OF SERVICES. The Employee acknowledges that her services hereunder are of a special, unique, unusual, extraordinary and intellectual character, the loss of which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach of this Agreement by the Employee, but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

11.      NEGATIVE COVENANTS

         11.1 The Employee will not, during or after the term of this Agreement, disclose to any third person or use or take any personal advantage of any confidential information or any trade secret of any kind or nature obtained by her during the term hereof or during her employment.

         11.2 To the full extent permitted by law, the Employee will not for a period of six months following the termination of her employment with the Company:

                  (i) attempt to cause any person, firm or corporation which is a customer of or has a contractual relationship with the Company at the time of the termination of her employment to terminate such relationship with the


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                           Company, and this provision shall apply regardless of
                           whether such customer has a valid contractual arrangement with the Company;

                  (ii) attempt to cause any employee of the Company to leave such employment;

                  (iii) engage any person who was an employee of the Company at the time of the termination of her employment or cause such person otherwise to become associated with the Employee or with any other person, corporation, partnership or other entity with which the Employee may thereafter become associated;

                  (iv) engage in any activity or perform any services competitive with any business conducted by the Company at the time of such termination.

                  The provisions of this Section 11.2 will not apply if the Employer wrongfully terminates the Employee's employment or if the Employee properly terminates her employment for cause.

         11.3 The Employee acknowledges that the violation of any of the provisions of this Section 11 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof, but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

12.      GOVERNING LAW; REMEDIES

         12.1 This Agreement has been executed in the State of Florida and shall be governed by and construed in all respects in accordance with the law of the State of Florida.

         12.2 Except as otherwise expressly provided in this Agreement, any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in Tampa, Florida, in accordance with the National Rules for the resolution of Employment Disputes of the American Arbitration Association before a panel of three (3) arbitrators, one appointed by the Employee, one appointed by the Company, and the third appointed by said Association. The decision or award of a majority of the arbitrators shall be final and binding upon the parties. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction.

         12.3 Notwithstanding the provisions for arbitration contained in this Agreement, the Company will be entitled to injunctive and other equitable relief from the courts as provided in Section 8.2, 11 and 12.3 and as the courts may otherwise determine appropriate; and the Employee agrees that it will not be a defense to any request for such relief that the Company has an adequate remedy at law. For purposes of


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                  any such proceeding the Company and the Employee submit to the non-exclusive jurisdiction of the courts of the State of Florida and of the United States located in the County of Pinellas, State of Florida, and each agrees not to raise and waives any objection to or defense based on the venue of any such court of forum non conveniens.


        12.4 A court of competent jurisdiction, if it determines any provision of this Agreement to be unreasonably in scope, time or geography, is hereby authorized by the Employee and the Company to enforce the same in such narrower scope, shorter time or lesser geography as such court determines to be reasonable and proper under all the circumstances.

        12.5 The Company and the Employee will also have such other legal remedies as may be appropriate under the circumstances including, inter alia, recovery of damages occasioned by a breach. The rights and remedies of the Company and the Employee are cumulative and the exercise or enforcement of any one or more of them will not preclude the Company or the Employee from exercising or enforcing any other right or remedy.

13. INDEMNITY. To the extent permitted by law, the Company will indemnify the Employee against any claim or liability and will hold the Employee harmless from and pay any expenses (including, without limitation, legal fees and court costs), judgments, fines, penalties, settlements and other amounts arising out of or in connection with any act or omission of the Employee performed or made in good faith on behalf of the Company pursuant to this Agreement, regardless of negligence. The Company will not be obligated to pay the Employee's legal fees and related charges of counsel during any period that the Company furnishes, at its expense, counsel to defend the Employee; but any counsel furnished by the Company must be reasonably satisfactory to the Employee. The foregoing provisions will survive termination of the Employee's employment with the Company for any reason whatsoever and regardless of fault.

14. SEVERABILITY OF PROVISIONS. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

15. WAIVER. No failure by the Company or the Employee to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available to it will constitute a waiver. No breach or default of any provision of this Agreement will be waived, altered or modified. The Company may not waive any of its rights, except by a written instrument executed by the Company; the Employee may not waive any of her rights, except by a written instrument executed by the Employee. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.


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16.      MISCELLANEOUS.

         16.1 This Agreement may be amended only by an instrument in writing signed by the Company and the Employee.

         16.2 This Agreement shall be binding upon the parties and their respective successors and assigns. The Company may, without the Employee's consent, transfer or assign any of its rights and obligations under this Agreement to any corporation which, directly or indirectly, controls or is controlled by the Company or is under common control with the Company or to any corporation succeeding to all or a substantial portion of the Company's business and assets, provided that the Company shall not be released from any of its obligations under this Agreement, and provided further that any such transferee or assignee agrees in writing to assume all the obligations of the Company hereunder. Control means the power to elect a majority of the directors of a corporation or in any other manner to control or determine the management of a corporation. Except as provided above, neither the Company nor the Employee may, without the other's prior written consent, transfer or assign any of its or her rights or obligations under this Agreement, and any such transfer or assignment or attempt thereat without such consent shall be null and void.

         16.3 All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, fax, or other written means of communication to the parties at their addresses and fax numbers set forth below or to such other addresses and fax numbers as to which notice is given:

                                        (a) if to the Company:

                                         Richard Pollara
                                         President
                                         United States Telecommunications, Inc.
                                         5251 110th Avenue North
                                         Suite 118
                                         Clearwater, FL 33760

                                         (b) if to the Employee:

                                          Robin Caldwell
                                          1522 Gulf Boulevard
                                          Indian Rock Beach, FL 33785

                  Notice will be deemed given on receipt.

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         16.4     Section headings are for purposes of convenient reference
                  only and will not affect the meaning or interpretation of any provision of this Agreement.

         16.5 This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understandings between them.

         16.6 The Employee has reviewed this Agreement with counsel of her choice, and has not signed this Agreement under coercion, force or duress.

         16.7 The prevailing party in any dispute arising between the Company and the Employee under this Agreement shall be entitled to an award of reasonable attorney fees.

- IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                             By: /s/ Joseph Thacker
                                                 ------------------------------
                                                 Joseph Thacker
                                                 Board of Directors



                                                 /s/ Richard Pollara
                                                 ------------------------------
                                                 President



                                                 /s/ Robin Caldwell
                                                 ------------------------------
                                                 Robin Caldwell



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